Exhibit 99

                                  PRESS RELEASE

                              FOR IMMEDIATE RELEASE

                     VIRGINIA COMMERCE BANCORP, INC. REPORTS
                  RECORD FOURTH QUARTER AND YEAR 2002 EARNINGS
                           AND CONTINUED STRONG GROWTH

         ARLINGTON, VA. JANUARY 17, 2003. Virginia Commerce Bancorp, Inc. (NASDAQ - VCBI), today reported record fourth quarter earnings of $2.4 million, an increase of 108.3% over 2001 fourth quarter earnings of $1.1 million. For the year ended December 31, 2002, the Company achieved earnings of $7.7 million, also a record and an increase of 64.5% compared to earnings of $4.7 million for the prior fiscal year. Diluted earnings per share of $0.57 and $1.92 for the fourth quarter and the year respectively, rose 90.0% and 52.4% from the comparable periods in 2001 as adjusted for a 25% stock split in April 2002. The Company's return on average assets and return on average equity for 2002 were 1.32% and 23.1% compared to 1.05% and 19.4% for the prior year.

         Net interest income for the fourth quarter of $6.8 million was up 38.1% compared with $5.0 million for the same quarter last year due to strong loan growth and a higher net interest margin. Non-interest income for the fourth quarter of $1.8 million was up 21.4% over the prior year's fourth quarter level of $1.5 million primarily due to an increase in fees and net gains on mortgage loans held-for-sale of $207 thousand. Non-interest expense for the quarter of $4.8 million increased 26.1% over the $3.8 million reported for the same period last year due to higher levels of commissions and incentive compensation for loan production. Loan loss provisions of $264 thousand were down $633 thousand from $897 thousand in the fourth quarter of 2001.

         For the year ended December 31, 2002, net interest income of $24.9 million increased 38.9% over the prior year with significant growth in loans and an increase in the Company's net interest margin from 4.23% to 4.47%. Provisions for loan losses totaled $1.7 million for the year as compared to $1.6 million in 2001. Non-interest income for 2002 of $5.6 million rose $889 thousand, or 18.9%, from $4.7 million in 2001, again due to higher levels of fees and net gains on mortgage loans sold, while non-interest expense of $17.2 million increased $3.2 million, or 23.1%.

         Overall, strong loan growth and an increase in the Company's net interest margin for the year, contributed to a $7.0 million increase in net interest income while low mortgage rates generated increased non-interest income from fees and net gains on record volume in residential mortgages. Earnings further benefited from cost containment efforts as the Company's efficiency ratio, which measures non-interest expense as a percentage of the sum of net interest income and non-interest income, improved from 61.8% in 2001 to 56.5% for the year ended December 31, 2002. This improvement occurred despite the increased overhead related to the opening of the Company's thirteen branch in Reston, Virginia on May 1.

         Total assets as of December 31, 2002, were $662.9 million, rising $173.4 million, or 35.4%, from $489.5 million as of December 31, 2001. This growth was generally fueled by an increase in deposits over the twelve month period of $160.1 million, or 39.3%, from $406.9 million as of December 31, 2001 to $567.0 million. In addition to the increase in deposits, the Company further supported asset growth by raising an additional $7.0 million in capital through a preemptive rights offering to existing shareholders in July 2002, and by issuing $18.0 million in trust preferred securities through private placements in the fourth quarter. Loans, net of allowance for loan losses, increased $121.8 million, or 30.8%, from $395.1 million as of December 31, 2001 to $516.9 million.

         Peter A. Converse, President and Chief Executive Officer, commented, "We're very proud of our financial performance in 2002. We also are pleased to have opened our thirteenth branch in Reston on May 1. It's a beautiful facility and has already achieved over $10 million in deposits. Of particular significance in 2002 was the Company's success in providing funding for future growth through the preemptive rights offering and the issuance of trust preferred securities."

         Virginia Commerce Bancorp, Inc. is the parent company of Virginia Commerce Bank, a full-service community bank headquartered in Arlington, with thirteen branches and two mortgage lending offices serving Northern Virginia.

For further information contact:   William K. Beauchesne, EVP and Chief
                                   Financial Officer

                                   703-633-6120   wbeauchesne@vcbonline.com

                         VIRGINIA COMMERCE BANCORP, INC.
                           Consolidated Balance Sheets
                  (Dollars in thousands except per share data)

DECEMBER 31,                                                              2002            2001
=================================================================================================
ASSETS
  Cash and due from banks                                             $    19,907     $    15,155
  Securities (fair value: 2002, $71,766; 2001, $53,143)                    71,231          53,014
  Federal funds sold                                                       24,071              --
  Loans held-for-sale                                                      18,948          15,842
  Loans, net of allowance for loan
    losses of $5,924 in 2002 and $4,356 in 2001                           516,900         395,108
  Bank premises and equipment, net                                          6,517           6,238
  Accrued interest receivable                                               2,489           2,211
  Other assets                                                              2,824           1,943
=================================================================================================
      TOTAL ASSETS                                                    $   662,887     $   489,511
=================================================================================================

LIABILITIES
  Deposits
    Non-interest bearing demand deposits                              $    98,575     $    66,448
    Savings and interest-bearing demand deposits                          190,811         132,811
    Time deposits                                                         277,610         207,663
=================================================================================================
      TOTAL DEPOSITS                                                  $   566,996     $   406,922
=================================================================================================

  Securities sold under agreement to repurchase and
    federal funds purchased                                                32,081          42,452
  Other borrowed funds                                                        400          11,400
  Trust Preferred Capital Notes                                            18,000              --
  Accrued interest payable                                                  1,272           1,301
  Other liabilities                                                         2,289           1,216
=================================================================================================
      TOTAL LIABILITIES                                               $   621,037     $   463,291
=================================================================================================

STOCKHOLDERS' EQUITY
  Preferred stock; $1 par, 1,000,000 shares
    authorized of which no shares have been issued                    $        --     $        --
  Common stock; $1 par, 5,000,000 shares authorized,
    issued and outstanding 2002, 3,739,330; 2001, 2,720,816                 3,739           2,721
  Surplus                                                                  19,622          13,190
  Retained earnings                                                        17,808          10,138
  Accumulated other comprehensive income                                      681             171
=================================================================================================
      TOTAL STOCKHOLDERS' EQUITY                                      $    41,850     $    26,220
=================================================================================================

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $   662,887     $   489,511
=================================================================================================

                         VIRGINIA COMMERCE BANCORP, INC.
                        Consolidated Statements of Income

                                                           Quarter Ended          Year-To-Date
                                                            December 31,           December 31,
 (Dollars in thousands except per share data)             2002       2001        2002        2001
====================================================================================================
INTEREST AND DIVIDEND INCOME:
  Interest and fees on loans                            $  9,514   $ 7,619     $ 35,491    $ 29,720
  Interest and dividends on investment securities:
     U.S. Treasury securities and agency obligations         692       876        2,769       3,336
     Other securities                                        107        83          382         190
  Interest on federal funds sold                              77         8          355         650
  Interest on deposits with other banks                        1        --            1           1
====================================================================================================
  Total interest and dividend income                    $ 10,391   $ 8,586     $ 38,998    $ 33,897
====================================================================================================

INTEREST EXPENSE:
  Deposits                                              $  3,366   $ 3,366     $ 13,341    $ 14,494
  Securities sold under agreement to repurchase
     and federal funds purchased                              43       131          245         976
  Other borrowed funds                                        91       133          497         521
  Trust preferred capital notes                               45        --           45          --
====================================================================================================
  Total interest expense                                $  3,545   $ 3,630     $ 14,128    $ 15,991
====================================================================================================
  Net Interest Income                                   $  6,846   $ 4,956     $ 24,870    $ 17,906
  Provision for loan losses                                  264       897        1,678       1,572
====================================================================================================
  Net interest income after provision for loan losses   $  6,582   $ 4,059     $ 23,192    $ 16,334
====================================================================================================

NON-INTEREST INCOME:
  Service charges and other fees                        $    449   $   338     $  1,630    $  1,271
  Fees and net gains on loans held-for-sale                1,301     1,094        3,920       3,379
  Gains (losses) on sale of securities                        --        13           (1)         13
====================================================================================================
  Other                                                       14         7           44          41
====================================================================================================
  Total non-interest income                             $  1,764   $ 1,452     $  5,593    $  4,704
====================================================================================================

NON-INTEREST EXPENSE:
  Salaries and employee benefits                        $  2,859   $ 2,227     $ 10,159    $  8,130
  Occupancy expense                                          772       638        2,915       2,337
  Data Processing                                            331       231        1,079         902
  Other operating expense                                    840       713        3,064       2,613
====================================================================================================
  Total non-interest expense                            $  4,802   $ 3,809     $ 17,217    $ 13,982
====================================================================================================
  Income before taxes on income                         $  3,544   $ 1,702     $ 11,568    $  7,056
====================================================================================================
  Provision for income taxes                               1,192       573        3,892       2,391
====================================================================================================
NET INCOME                                              $  2,352   $ 1,129     $  7,676    $  4,665
====================================================================================================

  Earnings per common share, basic                      $   0.63   $  0.33     $   2.16    $   1.38
  Earnings per common share, diluted                    $   0.57   $  0.30     $   1.92    $   1.26